Exhibit 4.21

SUPPLEMENTAL INDENTURE

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of August 24, 2005, among Dynegy Midstream Holdings, Inc. (“DMHI”), Dynegy Storage Technology and Services, Inc. (“DSTS”), Dynegy Gas Transportation, Inc. (“DGT”, with DMHI and DSTS, the “Guaranteeing Subsidiaries” and each a “Guaranteeing Subsidiary”), each a subsidiary of Dynegy Holdings, Inc. (or its permitted successor), a Delaware corporation (the “Company”), the Company, the other Guarantors (as defined in the Indenture referred to herein) and Wilmington Trust Company, as trustee under the indenture referred to below (the “Trustee”) and Wells Fargo Bank, N.A. (as successor by consolidation to Wells Fargo Bank Minnesota, N.A.), as collateral trustee under the indenture referred to below (the “Collateral Trustee”).

W I T N E S S E T H

WHEREAS, the Company has heretofore executed and delivered to the Trustee and the Collateral Trustee an indenture (the “Indenture”), dated as of August 11, 2003 providing for the issuance of an aggregate principal amount of $225.0 million in aggregate principal amount of Second Priority Senior Secured Floating Rate Notes due 2008 (the “Series A Notes”), $625.0 million in aggregate principal amount of 9.875% Second Priority Senior Secured Notes due 2010 (the “Series B Notes”) and $900.0 million in aggregate principal amount of 10.125% Second Priority Senior Secured Notes due 2013 (the “Series C Notes” and, together with the Series A Notes and the Series B Notes, and any Additional Notes of any such series that may be issued under the Indenture, the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee and the Collateral Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Company’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Note Guarantee”); and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee and the Collateral Trustee are authorized to execute and deliver this Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary, the Trustee and the Collateral Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. AGREEMENT TO GUARANTEE. The Guaranteeing Subsidiary hereby agrees as follows:

(a) Along with all Guarantors named in the Indenture, to jointly and severally Guarantee to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, the Notes or the obligations of the Company hereunder or thereunder, that:

(i) the principal of, and premium, if any, and interest on the Notes shall be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

(ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately. This Note Guarantee is a guarantee of payment and not a guarantee of collection.

(b) The obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or the Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor.

(c) The following is hereby waived: diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever.

(d) This Note Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and the Indenture, and the Guaranteeing Subsidiary accepts all obligations of a Guarantor under the Indenture.

(e) If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors, or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid by either to the Trustee or such Holder, this Note Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

(f) The Guaranteeing Subsidiary shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby.

(g) As between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 of the Indenture for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article 6 of the Indenture, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Note Guarantee.

(h) The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Note Guarantee.

(i) Pursuant to Section 10.02 of the Indenture, the obligations of the Guaranteeing Subsidiary under this new Note Guarantee shall be limited to the maximum amount that will, after giving effect to any such maximum amount and all other contingent and fixed liabilities that are relevant under any applicable Bankruptcy or fraudulent conveyance laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under Article 10 of the Indenture result in the obligations of such Guarantor under this Note Guarantee not constituting a fraudulent transfer or conveyance.

3. EXECUTION AND DELIVERY. Each Guaranteeing Subsidiary agrees that the Note Guarantees shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Note Guarantee.

4. GUARANTEEING SUBSIDIARY MAY CONSOLIDATE, ETC. ON CERTAIN TERMS.

(a) Except as otherwise provided in Section 10.05 of the Indenture, the Guaranteeing Subsidiary may not sell or otherwise dispose of all substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person, other than the Company or another Guarantor unless:

(i) immediately after giving effect to such transaction, no Default or Event of Default exists; and

(ii) either (A) subject to Sections 10.04 and 10.05 of the Indenture, the Person acquiring the property in any such sale or disposition or the Person formed by or’ surviving any such consolidation or merger (if not such Guarantor) unconditionally assumes all the obligations of that Guarantor, pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee and the Collateral Trustee, under the Notes, the Indenture, the Note Guarantee and the Security Documents on the terms set forth hereof or thereof; or (B) the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of the Indenture, including without limitation, Section 4.10 thereof and the Intercreditor Agreement.

(b) In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Note Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of the Indenture to be performed by the Guarantor, such successor Person shall succeed to and be substituted for the Guarantor with the same effect as if it had been named therein as a Guarantor, Such successor Person thereupon may cause to be signed any or all of the Note Guarantees to be endorsed upon all of the Notes issuable under the Indenture which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Note Guarantees so issued shall in all respects have the same legal rank and benefit under the Indenture as the Note Guarantees theretofore and thereafter issued in accordance with the terms of the Indenture as though all of such Note Guarantees had been issued at the date of the execution thereof.

(c) Except as set forth in Articles 4 and 5 and Section 10.05 of Article 10 of the Indenture, and notwithstanding clauses (a) and (b) above, nothing contained in the Indenture or in any of the Notes shall prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor, or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Company or another Guarantor.

5. RELEASES.

(a) In the event of any sale or other disposition of all or substantially all of the assets of any Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the capital stock of any Guarantor, in each case to a Person that is not (either before or after giving effect to such transactions) Dynegy or any of its Restricted Subsidiaries, then such Guarantor (in the event of a sale or other disposition, by way of merger, consolidation or otherwise, of all of the capital stock of such Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of such Guarantor) shall be released and relieved of any obligations under its Note Guarantee and the Indenture; provided that the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of the Indenture, including without limitation Section 4.10 of the Indenture. Upon delivery by the Company to the Trustee and the Collateral Trustee of an Officers’ Certificate and an Opinion of Counsel to the effect that such sale or other disposition was made by the Company in accordance with the provisions of the Indenture, including without limitation Section 4..10 of the Indenture, the Trustee and the Collateral Trustee shall execute any documents reasonably required in order to evidence the release of such Guarantor from its obligations under its Note Guarantee, the Indenture (including removal from Schedule I to the Indenture) and the Security Documents.

(b) The Note Guarantee of a Guarantor also shall be released upon:

(i) the designation by the Company of any of its Restricted Subsidiaries that is a Guarantor as an Unrestricted Subsidiary pursuant to Section 4.18 of the Indenture;

(ii) with respect to any series of Notes, upon legal defeasance of such Notes pursuant to Section 8.02 of the Indenture or satisfaction and discharge of such Notes pursuant to Article 13 of the Indenture; or

(iii) with respect to any series of Notes, at any time upon:

(A) the prior consent of Holders of at least two-thirds in aggregate principal amount of Notes of such series then outstanding;

(B) the consent of the Credit Agreement Agent to the release of such Guarantor’s Guarantee of all Obligations under the Credit Agreement; and

(C) the contemporaneous release of such Guarantor’s Guarantee of all Obligations under the Credit Agreement.

(c) Any Guarantor not released from its obligations under its Note Guarantee shall remain liable for the full amount of principal of and interest on the Notes and for the other obligations of any Guarantor under the Indenture as provided in Article 10 of the Indenture.

6. NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator or stockholder of the Guaranteeing Subsidiary, as such, shall have any liability for any obligations of the Company or any Guaranteeing Subsidiary under the Notes, any Note Guarantees, the Indenture, the Security Documents or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

7. NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL. GOVERN AND BE USED TO CONSTRUE. THIS SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE. EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

8. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

9. EFFECT OF HEADINGS. The Section headings hereof are for convenience only and shall not affect the construction hereof.

10. THE TRUSTEE AND THE COLLATERAL TRUSTEE. The Trustee and the Collateral Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained hereof, all of which recitals are made solely by the Guaranteeing Subsidiary and the Company.

* * * * *

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

DYNEGY MIDSTREAM HOLDINGS, INC.

By:	/s/ Charles C. Cook
Name:	Charles C. Cook
Title:	Vice President and Assistant Treasurer

DYNEGY STORAGE TECHNOLOGY AND SERVICES, INC.

By:	/s/ Charles C. Cook
Name:	Charles C. Cook
Title:	Vice President and Assistant Treasurer

DYNEGY GAS TRANSPORTATION, INC.

By:	/s/ Charles C. Cook
Name:	Charles C. Cook
Title:	Vice President and Assistant Treasurer

DYNEGY HOLDINGS INC.

By:	/s/ Charles C. Cook
Name:	Charles C. Cook
Title:	Vice President and Assistant Treasurer

WILMINGTON TRUST COMPANY as Trustee

By:	/s/ Sandra R. Ortiz
Name:	Sandra R. Ortiz
Title:	Senior Financial Services Officer

WELLS FARGO BANK, N.A. as Collateral Trustee

By:	/s/ Jeffery Rose
Name:	Jeffery Rose
Title:	Vice President

EXISTING GUARANTORS:

DYNEGY POWER CORP.
DPC II INC.
DYNEGY ENGINEERING, INC.
DYNEGY SERVICES, INC.
DYNEGY POWER MANAGEMENT
SERVICES, L.P.,
By:	Dynegy Services, Inc., its general partner
CALCASIEU POWER, INC.
DYNEGY OPERATING COMPANY
DYNEGY PARTS AND TECHNICAL SERVICES, INC.
DYNEGY POWER MANAGEMENT SERVICES, INC.
HEP COGEN, INC.
NORTHWAY COGEN, INC.
DYNEGY POWER INVESTMENTS, INC.
DYNEGY POWER SERVICES, INC.
DYNEGY POWER NEVADA, INC.
MICHIGAN COGEN, INC.
MICHIGAN POWER, INC.
OCG COGEN, INC.
OYSTER CREEK COGEN, INC.
RRP COMPANY
DPC COLOMBIA – OPON POWER RESOURCES COMPANY
TERMO SANTANDER HOLDING, LLC
RIVERSIDE GENERATION, INC.
RIVERSIDE GENERATING COMPANY, L.L.C.
ROLLING HILLS GENERATION, INC.
DYNEGY RENAISSANCE POWER, INC.
DYNEGY NORTHEAST GENERATION, INC.
HUDSON POWER, L.L.C.
DYNEGY MIDSTREAM GP, INC.
DYNEGY MIDSTREAM SERVICES, LIMITED PARTNERSHIP
By:	Dynegy Midstream G.P., Inc., its general partner

MIDSTREAM BARGE COMPANY, L.L.C.

By:	/s/ Charles C. Cook
Name:	Charles C. Cook
Title:	Vice President and Assistant Treasurer

DYNEGY LIQUIDS MARKETING AND TRADE
DYNEGY REGULATED HOLDINGS, LLC
DYNEGY OPI, LLC
DYNEGY NGL PIPELINE COMPANY, LLC
DYNEGY INTRASTATE PIPELINE, LLC
DYNEGY ENERGY PIPELINE COMPANY LLC
DYNEGY UPPER HOLDINGS, L.L.C.
DYNEGY HOLDING COMPANY, L.L.C.
DMG ENTERPRISES, INC.
HAVANA DOCK ENTERPRISES, LLC
DMT HOLDINGS, INC.
DMT G.P., L.L.C.
DMT HOLDINGS, L.P.
DYNEGY MARKETING AND TRADE
DYNEGY COAL TRADING & TRANSPORTATION, L.L.C.
NGC STORAGE, INC.
BLACK THUNDER MEMBER, INC.
ILLINOVA CORPORATION
ILLINOVA GENERATING COMPANY
IGC GRIMES COUNTY, INC.
IGC GRIMES FRONTIER, INC.
IPG FERNDALE, INC.
IPG PARIS, INC.
CHARTER OAK (PARIS) INC.
ILLINOVA ENERGY PARTNERS, INC.
PARISH POWER, INC.
CALCASIEU POWER, LLC
DELTA COGEN, INC.
DYNEGY POWER HOLDINGS, INC.
COGEN POWER, INC.
COGEN POWER, L.P.
By:	CoGen Power, Inc., its general partner
DYNEGY LIQUIDS G.P., L.L.C.
By:	Dynegy Midstream Services,
Limited Partnership, its sole member
By:	Dynegy Midstream G.P., Inc.
its general partner

By:	/s/ Charles C. Cook
Name:	Charles C. Cook
Title:	Vice President and Assistant Treasurer

DYNEGY INC.
BG HOLDINGS, INC.
BLACK MOUNTAIN COGEN, INC.
BLUEGRASS GENERATION, INC
BLUEGRASS GENERATION COMPANY, L.L.C.
DYNEGY CABRILLO II LLC
BLUE RIDGE GENERATION INC.
BLUE RIDGE GENERATION LLC
CHICKAHOMINY GENERATING COMPANY
CHICKAHOMINY POWER, LLC
FLORIDA MERCANTILE POWER, INC.
PALMETTO POWER, L.L.C.
GASIFICATION SERVICES, INC.
GEORGIA MERCANTILE POWER, INC.
HEARD COUNTY POWER, L.L.C.
HART COUNTY IPP, INC.
HARTWELL INDEPENDENT POWER PARTNERS, INC.
HARTWELL POWER COMPANY
DYNEGY ROSETON, L.L.C.
DYNEGY HUDSON POWER RETAIL, L.L.C.
DYNEGY GLOBAL ENERGY, INC.
DYNEGY BROADBAND MARKETING AND TRADE
DYNEGY GP INC.
DYNEGY TECHNOLOGY CAPITAL CORP.
DYNEGY STRATEGIC INVESTMENTS, L.P.
By:	Dynegy Strategic Investments GP, L.L.C.,
its general partner
DYNEGY STRATEGIC INVESTMENTS GP, L.L.C.
RENAISSANCE POWER, L.L.C.
ROLLING HILLS GENERATING, L.L.C.
DYNEGY POWER MARKETING, INC.
DYNEGY ENERGY SERVICES, INC.
ILLINOIS POWER ENERGY, INC.
DES NORTHEAST, INC.

By:	/s/ Charles C. Cook
Name:	Charles C. Cook
Title:	Vice President and Assistant Treasurer

DEM GP, LLC
DYNEGY ENERGY MARKETING, LP
By:	DEM GP, LLC, its general partner
DYNEGY ADMINISTRATIVE SERVICES COMPANY
NIPC, INC.
DFS L.P., LLC
DFS GENERAL PARTNER, LLC
DYNEGY FINANCIAL SERVICES, LP
By:	DFS GENERAL PARTNER, LLC, its general partner
DYNEGY CATLIN MEMBER, INC.
DYNEGY MIDWEST GENERATION, INC.
DYNEGY I.T., INC.
CHESAPEAKE POWER, INC.
JAMES RIVER ENERGY CORP.
DPC POWER RESOURCES HOLDING COMPANY
DRY CREEK POWER, INC.
ROCKINGHAM POWER, L.L.C.
DYNEGY POWER DEVELOPMENT COMPANY
DYNEGY MANAGEMENT, INC.
DMS LP, INC.
DMT LP., L.L.C,
DYNEGY STRATEGIC INVESTMENTS LP, INC.

DEM LP, LLC

By:	/s/ Charles C. Cook
Name:	Charles C. Cook
Title:	Vice President and Assistant Treasurer

DYNEGY DANSKAMMER, L.L.C.

By:	/s/ Charles C. Cook
Name:	Charles C. Cook
Title:	Vice President and Assistant Treasurer